EXHIBIT 3

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D, dated September 24, 2020 (the "Schedule 13D"), filed by the undersigned with respect to shares of common stock, par value $0.0001 per share, of Adicet Bio, Inc. is filed, and all amendments thereto will be filed, on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement (this "Agreement") shall be included as an Exhibit to the Schedule 13D.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 24th day of September, 2020.

AMOON 2 FUND LIMITED PARTNERSHIP DDBY: AMOON 2 FUND G.P. LIMITED PARTNERSHIP, ITS GENERAL PARTNER BTBY: AMOON GENERAL PARTNER LTD., ITS GENERAL PARTNER
By:	/s/ Dr. Yair C. Schindel
	Name: Title:	Dr. Yair C. Schindel Director

AMOON 2 FUND G.P. LIMITED PARTNERHIP BY: AMOON GENERAL PARTNER LTD., ITS GENERAL PARTNER
By:	/s/ Dr. Yair C. Schindel
	Name: Title:	Dr. Yair C. Schindel Director

AMOON GENERAL PARTNER LTD.
By:	/s/ Dr. Yair C. Schindel
	Name: Title:	Dr. Yair C. Schindel Director

DR. YAIR C. SCHINDEL
By:	/s/ Dr. Yair C. Schindel